Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2026, relating to the financial statements and financial highlights of ETC Cabana Target Beta ETF, ETC Cabana Target Drawdown 10 ETF, and ETC Cabana Target Leading Sector Moderate ETF, each a series of Exchange Listed Funds Trust, which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 27, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2026, relating to the financial statements and financial highlights of QRAFT AI-Enhanced U.S. Large Cap Momentum ETF, and LG QRAFT AI-Powered U.S. Large Cap Core ETF, each series of Exchange Listed Funds Trust, which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 27, 2026